UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2006

ALCHEMY ENTERPRISES, LTD.
(Exact name of Registrant as specified in charter)

Nevada	000-50983	68-0515422
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2940 N. 67th Place, Suite #5
Scottsdale, Arizona	85251
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(480) 789-0301

3812 N. Gallatin
Mesa, Arizona 85215
(Former Name or Former Address, if Changed Since Last Report)

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 10, 2006, the Registrant entered into a letter of intent (“LOI”) with an investment banking firm to act as a placement agent in connection with a private placement of up to $6,000,000 of the Registrant’s unregistered common stock, offered solely to accredited investors. The private placement is being conducted on a best efforts basis and there can be no assurance that any or all of the securities offered thereby will be sold.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Name and/or Identification of Exhibit

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALCHEMY ENTERPRISES, LTD.
(Registrant)

Signature	Title	Date

/s/ Jonathan R. Read	President and CEO	April 11, 2006
Jonathan R. Read

/s/ Harold Sciotto	Secretary	April 11, 2006
Harold Sciotto

/s/ Harold Sciotto	Principal Financial Officer	April 11, 2006
Harold Sciotto

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